Exhibit 99.1

SUNDER ENERGY LLC

FINANCIAL STATEMENTS

For the Years ended December 31, 2024 and 2023

Independent Auditor’s Report

The Audit Committee of the Board of Directors

SunPower Inc.

Fremont, California

Opinion

We have audited the financial statements of Sunder Energy LLC (the Company), which comprise the balance sheets as of December 31, 2024 and 2023, and the related statements of operations, changes in member’s deficit, and cash flows for the years ended December 31, 2024 and 2023, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company has suffered recurring losses from operations, has a net capital deficiency, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO USA, P.C.

Atlanta, GA

January 9, 2026

SUNDER ENERGY LLC

BALANCE SHEETS

(In thousands)

	As of December 31,
	2024	2023
ASSETS
Current assets:
Cash	$1,524	$1,710
Restricted cash	2,018	—
Accounts receivable, net of allowance for credit losses of $588 and $54 as of December 31, 2024 and 2023, respectively	2,991	229
Due from related party	559	94
Prepaid expenses and other current assets	13,508	1,839
Total current assets	20,600	3,872
Property and equipment, net	298	349
Operating lease right-of-use assets	397	506
Other noncurrent assets	233	250
Total assets	$21,528	$4,977
LIABILITIES AND MEMBER’S DEFICIT
Current liabilities:
Accounts payable	$1,402	$3,487
Accrued expenses and other current liabilities	6,511	255
Line of credit payable	2,250	2,000
Contract liabilities	17,231	2,381
Operating lease liabilities, current portion	119	108
Total current liabilities	27,513	8,231
Operating lease liabilities, net of current portion	302	421
Total liabilities	27,815	8,652
Commitments and Contingencies (Note 12)
Member’s deficit	(6,287)	(3,675)
Total liabilities and member’s deficit	$21,528	$4,977

The accompanying notes are an integral part of these financial statements.

SUNDER ENERGY LLC

STATEMENTS OF OPERATIONS

(In thousands)

	Years Ended December 31,
	2024	2023
Revenues	$44,293	$56,928
Operating expenses:
Sales commissions	37,554	46,815
Sales and marketing	1,170	989
General and administrative	16,146	15,851
Total operating expenses	54,870	63,655
Loss from continuing operations	(10,577)	(6,727)
Interest expense	(180)	(18)
Interest income	18	1
Other income, net	4,525	1
Total other income (expense), net	4,363	(16)
Loss from continuing operations	(6,214)	(6,743)
Loss from discontinued operations	-	(60)
Net loss	$(6,214)	$(6,803)

The accompanying notes are an integral part of these financial statements.

SUNDER ENERGY LLC

STATEMENTS OF CHANGES IN MEMBER’S DEFICIT

(Dollars in thousands)

Member’s equity as of January 1, 2023	$6,330
Net loss	(6,803)
Distributions	(3,202)
Member’s deficit as of December 31, 2023	(3,675)
Net loss	(6,214)
Capital contribution	4,059
Distributions	(457)
Member’s deficit as of December 31, 2024	$(6,287)

The accompanying notes are an integral part of these financial statements.

SUNDER ENERGY LLC

STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended December 31,
	2024	2023
Cash flows from operating activities from continuing operations
Net loss	$(6,214)	$(6,803)
Net loss from discontinued operations, net of tax	-	(60)
Net loss from continuing operations	(6,214)	(6,743)
Adjustments to reconcile net loss from continuing operations to net cash from operating activities:
Depreciation and amortization	79	160
Provision for credit losses	1,759	3,677
Amortization of operating lease right-of-use asset	109	103
Changes in operating assets and liabilities:
Trade accounts receivable	(4,521)	(4)
Due from related party	(465)	(94)
Prepaid expenses and other current assets	(11,669)	(1,022)
Other noncurrent assets	17	(115)
Accounts payable	(2,085)	3,380
Accrued expenses	6,256	(1,125)
Contract liabilities	14,850	2,381
Operating lease liability	(108)	(80)
Net cash (used in) provided by operating activities from continuing operations	(1,992)	518
Cash flows from investing activities
Cash paid for purchase of property and equipment	(28)	(338)
Net cash used in investing activities from continuing operations	(28)	(338)
Cash flows from financing activities
Cash distribution to member	(457)	(3,202)
Cash contributions from member	4,059	-
Borrowings on the line of credit	500	2,000
Repayments on the line of credit	(250)	-
Net cash provided by (used in) financing activities from continuing operations	3,852	(1,202)
Net change in cash	1,832	(1,022)
Cash and restricted cash beginning of year	1,710	2,732
Cash and restricted cash end of year	$3,542	$1,710

Cash	$1,524	$1,710
Restricted cash	2,018	-
Total cash and restricted cash	$3,542	$1,710

Non-cash investing activities
Right-of-use assets acquired in exchange for operating lease liability	$-	$609
Supplemental cash flow information
Cash paid for interest	$152	$-

The accompanying notes are an integral part of these financial statements.

SUNDER ENERGY LLC

Notes to Financial Statements

(Dollars in thousands except per share amounts)

Note 1. BUSINESS AND ORGANIZATION

Description of Business and Organization

Sunder Energy LLC (“the Company”) was established as a limited liability company in 2019 under the laws of the State of Delaware. The Company provides a third-party solar energy sales force to initiate and execute contracts with customers throughout the United States. The Company’s sales force works with solar installation companies in which the Company acts as the agent for each transaction entered.

In 2023, the Company began selling internally developed software as a service (“SaaS”). On October 20, 2023, the Company spun off the internally developed software assets into a separate entity under common ownership. The Company accounted for these activities as discontinued operations within its financial statements for the year ended December 31, 2023.

Basis of Presentation

The financial statements and accompanying notes have been prepared in accordance with generally accepted accounting principles (“U.S. GAAP”).

Summary of Significant Accounting Policies

Management Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosures of contingent assets and liabilities reported in these financial statements and accompanying notes. The Company bases its estimates on historical experience and various other assumptions believed to be reasonable. Actual financial results could materially differ from those estimates. Significant estimates include financial credit losses, valuation of contingencies such as litigation and the incremental borrowing rate used in discounting of lease liabilities.

Concentration of Credit Risk

The Company’s financial instruments that may be exposed to concentrations of credit risk consist primarily of temporary cash investments and trade accounts receivable. The Company maintains its cash balances at financial institutions. At times, such balances may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash. For the year ended December 31, 2024, the Company earned virtually all of its revenue from solar installation companies. Customer A, Customer B and Customer C accounted for 23%, 15%, and 10%, respectively, of the Company’s revenue for the year ended December 31, 2024. For part of the year ended December 31, 2023, the Company’s sales force worked exclusively with one solar installation company. The exclusive agreement, originally expiring in August 2024, was terminated on September 30, 2023. For the year ended December 31, 2023, 99% of total revenues was earned from this installation company. As of December 31, 2024, Customer D and Customer E accounted for 50% and 12%, respectively, of the Company’s trade accounts receivable. As of December 31, 2023, there were no trade accounts receivable concentrations.

Restricted Cash

Restricted cash represents cash balances that are subject to contractual restrictions related to the Company’s litigation financing agreement. Restricted cash is included with cash when reconciling beginning and ending balances on the Statements of Cash Flows and is classified as current on the Balance Sheets based on the expected timing of its use.

Accounts Receivable, Net

Trade accounts receivable represent amounts reported by the installation companies where revenue has been recognized but that have not been paid. The Company has amounts due from sales representatives related to transaction fees on advances to the sales representatives, commission and bonus overpayments, and contractor advances. Contractor advances have no set repayment terms and have been included as a current asset based on when repayment is expected.

The Company maintains an allowance for credit losses attributable to customers. These allowances are based upon current market conditions such as how installation partners are performing, if the installation partner is known to have financial or other performance issues, and historical losses incurred by the Company related to installation partners. The Company also maintains an allowance for credit losses attributable to amounts due from its sales representatives. The allowance for credit losses due from its sales representatives is estimated based upon an understanding of sales representatives’ selling activity, whether the sales representative is currently active, or if departed from the Company, the length of time that such sales representative was last active. Actual credit losses could differ from those estimates.

Due from Related Party

Due from related party represents a loan receivable from Enzy Technologies LLC (“Enzy”) an entity related to the Company by common ownership. The Company collected revenues for Enzy and paid certain shared expenses for Enzy’s benefit.

Prepaid expenses and Other Current Assets

Prepaid expenses and other current assets include amounts paid in advance for services to be received within one year, such as prepaid commissions, bonuses paid to sales representatives, and other customary prepaid expenses arising in the ordinary course of business. These amounts are recognized as expense when the associated services are utilized. Commissions are paid to sales representatives and recorded as prepaid commissions prior to the respective sale’s recognition as revenue by the Company. If the sale is cancelled, these commissions must be refunded to the Company. Commissions are recognized as Sales commissions within the Company’s statement of operations when the related revenue is recognized.

Property and Equipment, net

Property and equipment are recorded at cost less accumulated depreciation and are composed of personal property used in the business. Depreciation is computed using the straight- line method over the assets’ estimated useful lives that are estimated at 5 years or the remaining term of the lease for leasehold improvements, 5 years for computer equipment, and 7 years for furniture and fixtures. Expenditures for repairs and maintenance are charged to expense when incurred. Expenses for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

Leases

The Company determines if an arrangement contains a lease at the inception of a contract. The lease classification is determined at the commencement date. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease during the lease term. Right-of-use assets and lease liabilities are recognized at the commencement date based on the present value of the remaining future minimum lease payments during the lease term. Lease commencement is the date the Company has the right to control the property. The Company utilizes its incremental borrowing rate to discount the lease payments. Operating leases are expensed on a straight-line basis over the lease term. Short-term leases with an initial term of 12 months or less (of which there were none during the years ended December 31, 2024 and 2023) are not recorded on the balance sheets, and related lease payments are expensed on a straight-line basis over the term of the lease.

Other Noncurrent Assets

Other noncurrent assets represent a security deposit for the operating lease, noncurrent prepaid expenses, and bonus install commitments.

Contract Liabilities

Contract liabilities consist of deferred revenue and customer advances, which represent consideration received from a customer for revenue not yet recognized. Through October 2023, such consideration was accounted as contract liabilities prior to having the project installed. Thereafter, such consideration was accounted for as contract liabilities prior to achieving permission to operate (“PTO”).

Revenue Recognition

Under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers and related amendments, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods and services.

The Company earns sales revenue based on residential solar installation contracts for residential homeowners that are sold to installation companies in accordance with the Company’s contracts with those installation companies (the “Customer”). Through October 2023, upon entering into a sales contract, the requisite performance obligation of the Company was to assist the customer in the progress of the installation. Subsequent to October 2023, upon entering into a sales contract, the requisite performance obligation of the Company is to assist the customer in the progress of the installation and obtain PTO. PTO typically occurs within 3 to 6 months after the initial sale, but can happen as early as two months or as late as twelve months after the sale.

When contracts are signed by customers, initial payments are received from the installation companies and are subsequently passed down directly to the sales representative who made the sale. If the homeowner in the end decides not to go through with the installation, this amount will be returned to the installation companies. Sales representatives are not entitled to receive commissions on a sale unless funds are received from the installation company for that sale. Total sales revenue for each contract is based on the size of the system, baseline rate, and funding method used. The Company records sales revenue at a point in time when the homeowner has received permission to turn the system on. The Company records revenue as the total amount to be paid out by the installation company to the Company. As the Company is only acting as the agent in the situation, it records revenue on a net basis.

For the year ended December 31, 2023, the Company also had revenue from the sale of software as a service (these operations were discontinued, See Note 14 – Discontinued Operations). This revenue is considered earned by the Company based on the contract period and is recognized over time. For the year ended December 31, 2023, the Company had gross revenue of $321 that was earned over time. Because of the spin off, there was no further revenue earned for the sale of software as a service for the year ended December 31, 2024.

The Company does not have any significant financing components. Due to being a service provider, the Company is not obligated to warranty installed systems and therefore the Company has not recorded a reserve for warranty work.

Contract liabilities as of December 31, 2024 and 2023 consist of deferred revenue of $17,231 and $2,381, respectively. The deferred revenue balance increased $14,850 from December 31, 2023 to December 31, 2024 primarily due to the Company’s transition to a new business model following the termination of its partnership with Freedom Forever LLC at the end of September 2023. Revenue for the year ended December 31, 2024 that was included in the contract liability balance at the beginning of the period was approximately $2,020.

Income Taxes

The Company’s income is passed through to the members for income tax purposes and therefore, no provision for federal and state income taxes has been provided for in these statements.

Tax penalties and interest, if any, would be classified with income tax expenses in the financial statements. No tax penalties or interest have been incurred or are recognized in the financial statements. Generally, three tax years remain subject to examination by tax jurisdictions.

Advertising and Promotions

All costs associated with advertising and promotions are expensed in the year incurred. Advertising and promotions expense totaled $1,393 and $1,791 for the years ended December 31, 2024 and 2023, respectively.

Member Ownership Interest and Limited Liability of Member

Prior to October 30, 2023, ownership interest in the Company consisted of multiple members. On October 30, 2023, the members of the Company (consisting of common and incentive unit holders) executed multiple simultaneous actions to effectuate the transfer of their interests in the Company from themselves to a new entity, Chicken Parm Pizza LLC (“CPP”). Among these actions was to create the new entity, CPP, with a membership structure that mirrored the Company’s membership structure. Additionally, the Company’s members unanimously consented to the transfer of their interests in the Company from themselves to CPP. Finally, each unit holder executed a “Unit Transfer Power” agreement in which they transferred their personal units in the Company to CPP. Upon completion of the transfer of their interests, CPP became the sole member of Sunder.

The rights and obligations of Chicken Parm Pizza, LLC as the sole member (“Parent”, “Sole Member” or “Member”) of the Company are governed by the Second Amended and Restated Limited Liability Company Agreement of Sunder Energy LLC dated as of October 30, 2023 (the “Operating Agreement”). The Operating Agreement provides that the liabilities of the Company shall be solely the liabilities of the Company, and the member shall not be obligated for any such liability solely by reason of being a member of the Company.

Stock-Based Compensation

The Company entered into a Compensation Award plan and a liquidity-based bonus plan award with a cash settlement feature conditioned upon the closing of a liquidity event. These awards are classified as liability awards. Liability classified stock awards are remeasured at fair value each reporting period until settlement, with changes in fair value recognized in compensation expense.

The Company also entered into incentive award agreements with certain employees under which the Parent company’s incentive units may be issued upon satisfaction of specified service and/or performance conditions. The awards are classified as equity awards in accordance with ASC 718, Compensation—Stock Compensation.

Note 2. GOING CONCERN AND SALE OF COMPANY

Management of the Company has assessed the Company’s liquidity position. As of December 31, 2024, the Company has incurred net losses for the past two years and is experiencing liquidity constraints. The members intend to provide additional capital contributions, as necessary, to fund operations and meet the Company’s financial obligations, however, there can be no assurance that such contributions will be made or if made, sufficient to fund the Company’s operations.

Therefore, there is substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the unaudited financial statements are issued. The accompanying financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business. They do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to its ability to continue as a going concern.

On September 21, 2025, the Company entered into a Membership Interest Purchase Agreement (“MIPA”) between the Company, the Sole Member and Complete Solaria, Inc., and Complete Solar, Inc., a subsidiary of Complete Solaria (collectively “Complete Solaria”) to sell all of the Member’s interest in Sunder. The sale of Sunder was completed on September 24, 2025. Refer to Note 15 – Subsequent Events, for a further discussion of the sale of the Company.

Note 3. ACCOUNTS RECEIVABLE, NET

Amounts comprising accounts receivable, net are as follows:

	As of December 31,
	2024	2023
Trade accounts receivable	$1,199	$13
Allowance for credit losses	(286)	—
Trade accounts receivable, net	913	13

Contractor advances receivable	$786	$233
Transaction fee receivable	20	23
Commissions overpayment receivable	1,574	14
Allowance for credit losses	(302)	(54)
Total due from sales representatives	2,078	216
Total accounts receivable, net	$2,991	$229

Note 4. ALLOWANCE FOR CREDIT LOSSES

The allowance for credit losses for receivables by portfolio segment and the related activity for the year ended December 31, 2024 are as follows:

	As of and for the year ended December 31, 2024
	Accounts receivable	Transaction fees	Contractor advances	Commissions receivable	Total
Beginning balance	$—	$5	$46	$3	$54
Provision for credit losses	1,053	26	545	189	1,813
Write-offs	(767)	(24)	(414)	(20)	(1,225)
Recoveries	—	(5)	(46)	(3)	(54)
Total	$286	$2	$131	$169	$588

The allowance for credit losses for receivables by portfolio segment and the related activity for the year ended December 31, 2023 are as follows:

	As of and for the year ended December 31, 2023
	Accounts receivable	Transaction fees	Contractor advances	Commissions receivable	Total
Beginning balance	$—	$—	$—	$—	$—
Provision for credit losses	4,157	5	1,041	3	5,206
Write-offs	(4,157)	—	(995)	—	(5,152)
Recoveries	—	—	—	—	—
Total	$—	$5	$46	$3	$54

Note 5. PREPAID EXPENSES AND OTHER CURRENT ASSETS

Amounts comprising prepaid expenses and other current assets are as follows:

	As of December 31,
	2024	2023
Deferred commissions	$12,840	$1,423
Bonus install commitment	435	234
Other	233	182
Prepaid expenses and other current assets	$13,508	$1,839

The Company recognized $1,247 of commission expense in the year ended December 31, 2024 that was included in the deferred commission balance at the beginning of the period.

Note 6. PROPERTY AND EQUIPMENT, NET

Property and equipment consists of the following:

	As of December 31,
	2024	2023
Leasehold improvements	$202	$202
Furniture and fixtures	188	176
Computer equipment	73	57
Total cost	463	435
Less: accumulated depreciation and amortization	(165)	(86)
Property and equipment, net	$298	$349

Depreciation and amortization expense for the years ended December 31, 2024 and 2023 was $79 and $160, respectively.

Note 7. ACCRUED EXPENSES

Accrued expenses are as follows:

	As of December 31,
	2024	2023
Accrued salaries, wages and related expenses	$120	$124
Legal fees payable	4,136	—
Commissions payable	1,814	32
Accrued interest payable	47	19
Sales tax payable	—	41
Credit card obligation	101	39
Other	293	—
Total accrued expenses and other current liabilities	$6,511	$255

Note 8. LINE OF CREDIT

During the year ended December 31, 2023, the Company entered into an unsecured line of credit (“LOC”) agreement with a borrowing limit of $3,000. The LOC had a fixed interest rate of 7.5% and was scheduled to mature on June 30, 2025. The outstanding balance on the line was $2,250 and $2,000 as of December 31, 2024, and 2023, respectively. The remaining available balance under the facility as of December 31, 2024 was $750.

As of December 31, 2024, the Company was not in compliance with certain financial covenants under its LOC agreement with SolarEdge Technologies, Inc, specifically related to the maximum additional external financing covenant. The breach in compliance was related to the litigation financing the Company received of $3,325 during 2024 discussed in Note 9 – Litigation Financing and Settlement. The covenant violation provided the lender the right to accelerate repayment of the outstanding balance at its discretion. The LOC was repaid in full in September 2025 in connection with the sale of the membership interest in the Company. Refer to Note 15 – Subsequent Events for details of the sale of the Company.

Note 9. LITIGATION FINANCING AND SETTLEMENT

As of December 31, 2023, the Company filed suit against the former exclusive installation company, Freedom Forever, LLC (“Freedom Forever”) for breach of contract. Freedom Forever filed a counter suit based on a similar claim. The parties completed discovery, and a hearing commenced on May 5, 2025.

During the year ended December 31, 2024, the Company filed a claim for, and received, $800 in insurance proceeds for loss of key employees and for business litigation in connection with the dispute with Freedom Forever. Of this amount $500 was received from the Company’s insurance captive, a related party. Refer to Note 11 – Related Party Transactions for detail. These proceeds are presented within Other income, net on the statement of operations and member’s deficit.

In October 2024, the Company obtained litigation funding of $3,400 via a funding and investment agreement from a third party. The investment will be repaid upon settlement of the associated Freedom Forever lawsuit. If the outcome is in favor of the Company, then the investor will be repaid the full investment amount plus a multiple of the investment, dependent on timing between the closing date and the date of repayment. If the lawsuit is mutually settled or is in favor of the defendant, the Company may be liable to pay up to $2,000 to the investor and a portion of proceeds up to the original investment amount. The investor has a security interest in the proceeds of the lawsuit and the Company may not encumber or pledge the proceeds to any other party. The repayment of the funding received is contingent upon future events which does not meet the criteria under ASC 470 – Debt (“ASC 470”), to be accounted for as debt. Accordingly, the Company concluded that while the litigation funding did not meet the criteria to be accounted for as debt under ASC 470, it may be accounted for as a contingent obligation under ASC 450 – Contingencies, with no balance sheet recognition as of the reporting dates. The cash received via the funding and investment agreement has been recorded as other income on the Statement of Operations for the fiscal year December 31, 2024.

On July 15, 2025, the arbitrator issued a final and binding award in the Company’s arbitration proceeding against Freedom Forever. The Company was awarded $6,772 in net damages inclusive of interest of 10%. The decision fully resolves all claims between the parties as it relates to this matter and provides a clear and enforceable outcome in the Company’s favor. The Company is required to pay these proceeds to the investor that provided litigation funding. On September 22, 2025, the Company entered into a settlement agreement (“Settlement Agreement”) with Freedom Forever with respect to the Company’s outstanding litigation matters with Freedom Forever. The Settlement Agreement became a global settlement to include further resolution on the amount owed by Freedom Forever as a result of the arbitration decision. In full settlement of all pending matters, the Company subsequently agreed to a modification of the damage award from $6,772 to a $4,000 settlement with Freedom Forever. Freedom Forever agreed to pay the Company in four installments of $1,000 on or about October 6, 2025, November 5, 2025, December 5, 2025 and January 4, 2026. Management worked with the litigation finance investor and agreed that the Company would pay any of the $4,000 received from Freedom Forever to the litigation finance investor, plus an additional $250. The Company remitted the $250 on September 24, 2025. To date, none of the installment payments has been received from Freedom Forever, and no amounts have been recorded in the Company’s financial statements related to the Settlement Agreement or payment of the litigation funding investment. The Company’s obligation to pay the litigation finance investor is only required when Freedom Forever makes a payment to the Company.

Note 10. LEASES

The Company leases certain office space through a non-cancelable operating lease. The Company assesses whether an arrangement qualifies as a lease (i.e., conveys the right to control the use of an identified asset for a period of time in exchange for consideration) at inception and only reassesses its determination if the terms and conditions of the arrangement are changed. Leases with an initial term of 12 months or less are not recorded on the balances sheet. Lease expense is recognized for these leases on a straight-line basis over the lease term. Leases may include one or more options to renew. The exercise of any lease renewal option is at the Company’s sole discretion.

The following summarizes the line items in the balance sheets which include amounts for operating leases:

	As of December 31,
	2024	2023
Operating lease right-of-use asset, net	$397	$506

Current portion of operating lease liability	$119	$108
Noncurrent portion of operating lease liability	302	421
Total operating lease liability	$421	$529

Cash paid for amounts included in the measurement of operating lease liabilities totaled $108 and $80 for the years ended December 31, 2024 and 2023, respectively.

Because the Company generally does not have access to the rate implicit in a lease, the Company uses its incremental borrowing rate to determine the present value of its leases.

The following summarizes the weighted average remaining lease terms and discount rates:

	As of December 31,
	2024	2023
Weighted average remaining lease term	3.17 years	4.17 years
Weighted average discount rate	6.5%	6.5%

The future maturities of the operating lease liabilities as of December 31, 2024, were as follows:

Year ending:
2025	$142
2026	147
2027	151
2028	25
Total lease payments	465
Less: imputed interest	(44)
Total	421

Lease expense is presented as rent under operating expenses on the statements of operations and member’s deficit.

Note 11. RELATED PARTY TRANSACTIONS

The Company obtained a number of insurance policies to help protect the Company from potential losses through a captive insurance company related by common ownership. For the years ended December 31, 2024 and 2023, the Company had insurance expense to the captive of $0 and $651, respectively, which is presented within general and administrative expenses in the statements of operations. As discussed in Note 9 – Litigation Financing and Settlement, the Company received $500 in the year ended December 31, 2024, from this insurance captive in connection with a claim related to loss of key employees and business litigation related to its dispute with Freedom Forever.

On April 1, 2024, the Company entered into a 41-month subscription agreement with Enzy for use of Enzy’s proprietary SaaS platform, for which monthly subscription fees were incurred. Furthermore, as Enzy was formerly part of the Company, the two entities continue to work closely together. The Company collected revenues for Enzy and paid certain shared expenses for Enzy’s benefit. Collections for Enzy and services received from Enzy totaled $653 and $237 for the years ended December 31, 2024 and 2023, respectively. Expenses incurred for Enzy and fees charged to Enzy totaled $1,015 and $409 for the years ended December 31, 2024 and 2023, respectively. These transactions have resulted in a balance due to the Company from Enzy of $559 and $94 as of December 31, 2024 and 2023, respectively. This balance is presented as due from related party on the Company’s balance sheets.

The Company paid certain beneficial owners of the Company $17 per week, plus bonus compensation, in exchange for services provided as independent contractors. These payments are recorded within general and administrative expenses in the accompanying statements of operations and member’s deficit. The Company recognized expenses of $884 and $926 in the years ended December 31, 2024 and 2023, respectively, related to these arrangements.

Note 12. COMMITMENTS AND CONTINGENCIES

The Company may be involved in legal proceedings arising in the normal course of business. Management has concluded that no material legal reserves are required to be recorded as of December 31, 2024 and 2023.

During 2019, LGCY Power, LLC filed suit against the Company and certain of its officers alleging the violation of Utah Uniform Trade Secrets Act, intentional interference with existing and prospective economic relations, violation of the Lanham Act (15 U.S.C. § 1125), common law unfair competition, violation of state deceptive trade practices laws, violation of the Utah Computer Abuse and Data Recovery Act (Utah Code § 63D-3-101), and civil conspiracy. The plaintiff seeks damages of over $16,000. The Company disputes these claims and is vigorously defending this action. There is no trial date set. Losses associated with this litigation cannot be estimated and no loss has been recorded as of December 31, 2024 and 2023.

As of December 31, 2023, the Company filed suit against the former exclusive installation company, Freedom Forever, for breach of contract. Freedom Forever filed a counter suit based on a similar claim. The parties completed discovery, and a hearing commenced on May 5, 2025.

See Note 9 – Litigation Financing and Settlement for further detail on the resolution of the matter with Freedom Forever.

Note 13. STOCK-BASED COMPENSATION

Incentive Stock Units (“Incentive Units”)

The Parent granted Incentive Units to certain employees of the Company commencing after October 2023 onwards pursuant to the Limited Liability Agreement of Chicken Parm Pizza LLC (the “Agreement”). The Incentive Units granted represent a right to participate in the future appreciation above a predetermined “hurdle amount”. The awards are subject to forfeiture and Company purchase rights based on the terms of the Incentive grant award. The Incentive Units are classified as equity-based awards due to the legal form and participation features of the awards. Any Incentive Units granted by the Company prior to October 2023 were all assigned over to the Parent as Units in the Parent. In respect of the Incentive Units issued by the Parent subsequent to October 2023, the related expense was pushed down to the Company.

A summary of the Incentive Units for the years ended December 31, 2024 and 2023 is presented below:

Incentive units
Incentive units outstanding, January 1, 2023	51,087
Granted	1,045
Forfeited	(8,000)
Incentive units outstanding, December 31, 2023	44,132
Granted	2,442
Incentive units outstanding, December 31, 2024	46,574

The Incentive Units were estimated to have de minimis value at the time of the grant due to the high hurdle amount associated with these units and other factors relevant to valuation relating to the Company’s future growth and industry prospects. As such, the Company did not recognize any stock-based compensation relating to these Incentive Units for the years ended December 31, 2024, and 2023. As of December 31, 2024, and 2023, unrecognized compensation cost related to unvested Incentive Units was de minimis.

Compensation Award (“Compensation Award”)

The Compensation Award provides for a percentage ownership in the Company. These awards entitle the holder to receive a payment from the Company with respect to each vested award held by the holder upon the closing of a Company transaction event (liquidity event) or distribution event, provided such holder is in continuous service with the Company upon the liquidity event or distribution event or was terminated during the thirty (30) calendar days prior to the closing of a Company transaction event as a result of his or her death or permanent disability. The Compensation Award and the liquidity-based bonus plan are liability-classified awards as the settlement at the time of a liquidity event will be in the same form of consideration as received, making the Compensation Award considered to have a cash settlement feature. A liquidity event is defined as including a sale of substantially all of the Company’s assets or more than 90% of outstanding securities of the Company, merger or a consolidation or a similar transaction.

A summary of the Compensation Award for the years ended December 31, 2024, and 2023 is presented below:

Percentage ownership
Compensation award outstanding, January 1, 2023	0%
Granted	0
Compensation award outstanding, December 31, 2023	0
Granted	10
Compensation award outstanding December 31, 2024	10%

The fair value of these awards at the grant date were estimated based on a number of factors including enterprise value, state of the industry and other relevant business conditions. The Company determined that the performance condition as it related to a liquidity event, was not probable, as such, no compensation cost was recognized for these Compensation Awards for the years ended December 31, 2024, and 2023.

Liquidity Based Bonus Plan

The liquidity-based bonus plan requires a liquidity event for any payout to happen. The payment will be calculated based on a percentage of Incentive Units held by the employee at the time of the liquidity event multiplied by the amount of net proceeds from an equity sale or an asset sale, in either case capped to the hurdle amount per the Incentive Unit agreement with the employee. The liquidity-based bonus plan requires a liquidity event in order for any payout to happen. A liquidity event is defined as including a sale of substantially all of the Company’s assets or more than 90% of outstanding securities of the Company, merger or a consolidation or a similar transaction. The Company determined that the performance condition as it related to a liquidity event was not probable, as such, no compensation cost was recognized for the bonus plan for the years ended December 31, 2024 and 2023.

Note 14. DISCONTINUED OPERATIONS

On October 30, 2023, the Company discontinued operations of SaaS sales through a spin-off of internally developed software to a related party. In connection with this transaction, the Company entered into a shared services agreement (see Note 11 – Related Party Transactions). The Company will continue to provide administrative support to the new company for a set monthly fee.

Cash flows related to discontinued operations were not material. The discontinued operations included in the statement of operations and member’s deficit for the year ended December 31, 2023 are as follows:

Loss from continuing operations	$(6,743)
Discontinued operations:
Revenues	321
Cost of revenues	(66)
Loss on disposal of assets	(315)
Loss from discontinued operations	(60)
Net loss	$(6,803)

Note 15. SUBSEQUENT EVENTS

Management of the Company has evaluated subsequent events through January 9, 2026, which is also the date the financial statements were available to be issued. Except as noted in Note 2 – Liquidity Considerations and Sale of Company, Note 8 – Line of Credit, Note 9 – Litigation Financing and Settlement and below, no other subsequent events were noted during this evaluation that require recognition or disclosure in these financial statements.

On March 19, 2025, the Company was loaned $1,000 by its sole member, who in turn was loaned the funds by one of its owners under a convertible promissory note. This transaction was accounted for as a capital contribution.

On September 24, 2025 (“Closing”), the Member completed the sale of all assets and assumption of all liabilities of its Membership Interests in Sunder to Complete Solaria for aggregate consideration of $57,789. Per the terms of the MIPA, the Member sold all of the outstanding membership interest of Sunder for (1) $20,689 in cash, subject to certain working capital and other adjustments; (2) a promissory note to the Sole Member in the principal amount of $20,000; (3) and 10,000,000 shares of Complete Solaria’s common stock (valued at the closing share price on September 24, 2025, of $1.71 per share), consisting of (i) 3,333,334 shares of Complete Solaria’s common stock and (ii) subject to approval of such issuances by the Complete Solaria’s stockholders, (x) an additional 3,333,333 shares of the Complete Solaria’s common stock to be issued on the 12-month anniversary of the Closing and (y) a further 3,333,333 shares of Complete Solaria’s common stock to be issued on the 18-month anniversary of the Closing.